Exhibit 10.2

CHEVRON CORPORATION
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND
DEFERRAL PLAN
[Year] Stock Units Agreement

Name of Director: [ ]
Please sign below and submit this Agreement.

Chevron Corporation has made the following grant to you, subject to the terms of the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended (the “Directors’ Plan”), and Rules Governing Awards under the Plan, as amended (the “Directors’ Plan Rules”). Both documents are incorporated into this Agreement and copies are available to you on the Chevron Diligent Boards portal or on request. By signing this Agreement and accepting this grant, you are agreeing to all the terms and conditions of the Directors’ Plan and the Directors’ Plan Rules.

1.	Date of Grant: [ ].

2.	The number of Stock Units awarded is [ ], subject to adjustment as provided in Section 10 of the Plan.

3.	The Stock Units vest on the last day of the Annual Compensation Cycle to which the Grant relates.

IN WITNESS WHEREOF, the Director has executed this Agreement on the day and year indicated below.

__________________
[Date]